Exhibit 10.14
Business Cooperation Agreement

Party A:	China Mobile Group Beijing Co., Ltd.
Address:	7 Dongzhimen South Avenue, Dongcheng District, Beijing
Postal Code:	100007
Tel:	86-10-52186699
Facsimile:	86-10-65541330
Bank:	Chang’an Sub-branch, Beijing Branch, Industrial and Commercial Bank of China
Account No.:	*

Party B:	Beijing NetQin Technology Co., Ltd.
Address:	Building #4, 11 Heping East Street, Dongcheng District, Beijing
Postal Code:	100013
Tel:	010-85655555
Facsimile:	010-85655518
Bank:	Beijing Chaowai Avenue Sub-branch, China Merchants Bank
Account No.:	*
(Collectively, the “Parties”)
China Mobile Group Beijing Co., Ltd. (“Party A”) is a network operation company with the approval by the Ministry of Industry and Information Technology of the PRC. As mobile network operator, it provides communication channel, billing platform and collection of bills services to SMS application providers with charge.
Beijing NetQin Technology Co., Ltd. (“Party B”) is engaged in telecom value-added business with the approval by telecom industry authority (value-added telecom business license (cross-region) No.: B2-20070223), and as SMS application provider directly provides SMS value-added services to Party A’s users.
Through thorough negotiations, the Parties hereby agree as follows with respect to joint development of Monternet SMS business in accordance with principles of mutual benefits, complementary advantages, and joint development:

1.	COOPERATION WAY AND CONTENT
Party A, as mobile network operator, will provide to Party B with communication and billing channels. During the term hereof, the codes used by Party B in China Mobile national network are as follows: enterprise code *, service code *.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

Party B, through Party A’s SMS platform, only provides to Party A’s users in Beijing area, with Monternet SMS business.

2.	OBLIGATIONS AND RIGHTS OF BOTH PARTIES

(I)	PARTY A’S OBLIGATIONS
1.	Party A shall provide billing and bills collection services for the cooperative business according to Party B’s requirements.

2.	Where Party A implements any system testing, maintenance or upgrading, or any other operation which may possibly cause any interruption of the business, Party A shall give notice to Party B by means of email or any other way through the “China Mobile New Services Information Management System” (“SIMS System”) in advance of seven (7) days, including the reason, duration and frequency of such interruption.

3.	Party A shall provide to Party B with the interface specification and technical agreement standards related to specific business, and assist Party B to test and get through the communication interface between Party B’s server and Party A’s SMS gateway. Party A shall maintain the normal operation of the network and perform corresponding obligations in accordance with the network access agreement signed by the users.

4.	Party A shall be responsible for the users’ consulting and complaint regarding issues arising related to Party A’s telecom network, and shall establish a “first inquiry accountability system”, based on which Party A shall transfer the problem requiring Party B’s assistance to Party B. Party A shall be responsible for related following-up work and return visit to the users.

5.	If allowed Party A shall timely provide Party B with actual information fees collected by it, including the user’s number and corresponding fees incurred.

6.	Party A is obligated to inform Party B of any information which is prepared by and officially published by Party A and has direct effect on Party B’s business development, except for those in relation to the State’s or Party A’s business secrets.

7.	Where Party A cannot continue to provide the services due to its bad operation or other reasons attributable to itself, Party A shall give a 3-month notice to Party B specifying related situation, and shall provide reasonable explanation to the users as well as good follow-up services.

(II)	PARTY A’S RIGHTS
1.	Party A is not liable for any risk arising from any unpaid fees caused by cell phone cancellation, pre-cancellation, termination, or failure in payment or payable fees by the users, and is not liable for providing billing services for those users who do not use the information services for the month.

2.	Party A has the right to prepare the managing method, examination terms, user services standards and documents in relation to the Monternet business, and require Party B’s compliance and implementation. Party A will give examination to Party B according to above managing regulations and take corresponding measures according to the examination results.

3.	Party A has the right to examine and verify the Internet information services or the telecom value-added services provision license, credit certificate, business license, information recourse, bank account information, and other materials related to business operation provided by Party B.

4.	Party A has the right to verify and examine Party B’s newly added or changed business, and refuse to implement those in violation of the State’s information safety related regulations. If Party B at its own discretion provides certain services without Party A’s prior verification and examination, Party A has the right to make claim against Party B pursuant to related Monternet cooperation Administrative Measures.

5.	Party A reserves the right to limit the transmission or adjust the SMS flow according to the SMS system volume, regarding those irregularly large-volume SMS exceeding the system volume capability and possibly affecting the safety of Party A’s network operation. Party A also has the right to require Party B to dispose of the spam SMS and illegal attack coming from Party B within limited period of time. Where Party B fails to timely handle such matters, Party A is entitled to take certain measures to avoid adverse development of the matters. If any emergence arises, Party A is entitled to interrupt the communication gateway without giving notice to Party B, in order to protect the legal rights of most users. In the event that Party B distributes any illegal information through Party A’s SMS platform, Party A is entitled to immediately interrupt the communication gateway in connection with Party B, and reserves the right to make further claim against Party B.

6.	When accepting and handling the users’ complaint arising from Party B’s liabilities, Party A has the right to make advance payment on behalf of Party B if the user applies to be refunded the information fee, and then deduct such advance payment from the related fees to be paid by Party B when settling with Party B. If the Party B’s settlement is not sufficient for such advance payment, Party B shall compensate Party A for such fees.

7.	If Party B can not achieve the similar lever as other cooperative partners of Party A, Party A is entitled to early terminate the provision of billing and bills collection services to Party B, and/or terminate this Agreement.

8.	Party A has the right to, according to competent authority’s requirement, terminate or suspend the cooperation with Party B, or the provision of billing and bills collection services to Party B.

(III)	PARTY B’S OBLIGATIONS
1.	Party B shall have the enterprise legal person business license bearing legal business scope, and content/application services provider qualification, and shall provide to Party A with true and reliable value-added telecom services provision license issued by the Ministry of Industry and Information Technology or local telecom authorities, credit certificates, and any other materials related to its after sales services system, pricing approval and bank accounts.

2.	Party B shall maintain consistent services quality, in particular the information safety and services quality during significant period of time, ensure 7*24 availability of the communication channel with Party A, and be obligated to disclose the disclaimers to the user when the user activates certain service.

3.	Party B shall submit its application for Party A’s approval if it desires to make any addition or change to its existing services, and may not activate the newly added services or implement such change to its existing services until receipt of Party A’s approval.

4.	Where Party B implements any system testing, maintenance or upgrading, or any other operation which may possibly cause any interruption of the business, Party B shall give a written notice to Party A by means of email or any other way through the SIMS System in advance of seven (7) days, including the reason, duration and frequency of such interruption, and shall make related announcement to the users. Party B may not provide any bill collection services by using the communication channels provided by Party A.

5.	Party B must ensure the accuracy of all the information in the SIMS system, including without limitation, company name, address, tax account number, value-added certificate number, and contact person’s information. Party B shall update the above mentioned information if there is any change to it. Party B shall be solely liable for any losses caused by its failure in timely updating such information.

6.	Party B shall log on the SIMS system to check the notices and announcements published by Party A, and timely handle such information. Party B shall be held solely liable for any losses cause by its failure in checking such published information on the SIMS system.

7.	If Party B is obligated to repay debts to Party A, Party B shall repay such debts during the settlement period. If Party B did not repay debts for three consecutive months, Party A is entitled to terminate the cooperation and claim the debts.

8.	Party B shall abide by the Monternet cooperative Administrative Measures, examination terms, user services standards set out by Party A for regulating the Monternet market order as well as the provisions of other related documents, and shall be liable for its violation of any related provision.

9.	Party B shall provide a specific direct line for handling the users’ complaints. Party B shall be responsible for any users’ inquiry or complaint caused by reasons not attributable to Party A’s communication network problems, and shall accept and handle the users’ inquiry, fees inquiry and complaints arising from all kinds of communication problems in the course of services provision. Party B shall establish the “first inquiry accountability system”, based on which Party B shall transfer the problem requiring Party A’s assistance to Party A. Party B shall be responsible for related following-up work and return visit to the users.

10.	When testing and adjusting the system, Party B may not impair the normal operation of Party A’s existing network. When sending SMS to Party A’s communication platform, the sending speed may not exceed the gateway flowing volume limit distributed by Party A. Without Party A’s consent, Party B may not conduct any testing with large flowing volume, otherwise Party B shall be solely liable for all the consequences so caused.

11.	Party B shall conduct strict management on the network gateway and related account privileges, to safeguard the network and information safety. Party B shall be held solely liable for any consequences caused by its poor management.

12.	If Party B fails to continue the provision of such services due to its bad operation or other reasons attributable to itself, Party B shall give a 3-month notice to Party A, and shall provide reasonable explanation to the users as well as good follow-up services.

13.	Party B warrants that it enjoys legal ownership to, or any legal authorization to grant the operator to use as agreed upon herein, any cooperative product or any other related content provided to Party A in the course of cooperation, and that the cooperative products and other related content will not infringe the legal rights of any third party (including without limitation, copyright, right of reputation, or right of portrait), and there is no copyright related dispute or any violation of any laws or regulations, and that it has the right to authorize the operator to distribute the information on the information network.

14.	If any third party initiates any administrative complaint, lawsuit or apply for an arbitration against Party B for the reason that Party B has no right to dispose of any cooperative product or other related content, or there is fault with the authorization by Party B, then Party A is entitled to as the case may be, take one or any combination of the following correction measures: (1) suspend the division of the distributable profits hereunder with Party B within the scope of the third party’s claim; (2) require Party B to, at its own costs, solve the above mentioned problems, and Party B shall, as required by Party A, at its own costs, apply to the dispute resolution institution to get involved in the dispute resolution as a third party; or (3) partially or wholly terminate this Agreement. However, if all the above mentioned measures are taken, the losses to Party A still cannot be avoided, and if Party A requires, Party B is obligated to timely and fully indemnify Party A any losses so incurred by it (including without limitation, advance payment made by Party A to Party B and/or losses caused by interruption of business, reasonable attorney fee, litigation or arbitration fees paid by Party A in connection with dispute resolution).

15.	If Party B does not have any Internet business operation license, then in the course of cooperation, Party B should not provide any service usage channel to the users through Internet (including without limitation, customized services or services requesting). At same time, Party B should not give any publicity regarding the cooperative business on the website without the Telecommunication and Information Services Operation Permit. Party B shall be held fully liable for the violation of any above mentioned provisions in the course of cooperation.

(IV)	PARTY B’S RIGHTS
1.	Party B has the right to require Party A to provide Internet SMS gateway interface specifications and related technical agreement standards, and require Party A to assist Party B in providing services to the users.

2.	Party B has the right to, according to its business development, require Party A to adjust the network interface volume limit if Party A’s system volume permits.

3.	Party B has the right to, in accordance with this Agreement and Monternet cooperation Administrative Measures, regularly provide new services or make change to its existing business, and determine the information fees for each item of services provided by it.

4.	Party B has the right to be informed of any information which is prepared by and officially published by Party A and has direct effect on Party B’s business development, except for those in relation to the State’s or Party A’s business secrets.

5.	Party B has the right to require Party A provide assistance and cooperation in handling certain users’ complaints.

6.	Party B has the right to require Party A to provide the billing and bills collection services for the cooperative business.

3	INCOME DISTRIBUTION
1.	Distribution of Communication Fees:

Party A solely owns the communication fees incurred by the users for using the mobile telecom network resources.

2.	Distribution of Imbalanced Communication Fees:

Each month based on billing data at gateways , if the number of SMS Party B sends to users (MT) is greater than that of SMS users send to Party B (MO) ( MT subtracted by MO is called imbalanced communication), it will cause imbalanced communication fees on Party B, Party A will charge Party B these fees at * per message. See the following table for detailed standards:

Numbers of SMS per month	Charge Standard	Calculation Method
	(RMB/one SMS)	X=(MT-MO) SMSs/month

*	*	*

*	*	*
*	*	*
*	*	*
3.	Distribution of Information Fees

Party B solely owns the information fees incurred by the users’ use of the application services or information services provided by Party B. Party A provides the billing and bills collection services to Party B. For each month the total of information fees incurred by all the users in the national network is the receivable information fees for the national network, *% of which is to be paid to Party A by Party B as the consideration for Party A’s provision of billing and bills collection services to Party B, and the remaining *% of which is the income of Party B for its provision of information services. If the outstanding balance after deducting the amount of imbalanced communication fees to be paid by Party B to Party A, from the *% of the total information fees received by Party B, is a positive number, then Party A shall

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

pay the balance to Party B and collect the special invoice for service industry bearing same amount from Party B; if it is a negative number, then Party B shall pay the amount owed to Party A to Party A before the 25th day of each month, and Party A shall issue the invoice bearing the same amount to Party B after receiving the payment from Party B.

4.	The calculation period for mobile Monternet SMS business commences from the 00:00 hour on the 1st day of each calendar month and ends on the 24:00 hour of the last day of such calendar.

5.	The above mentioned calculation and settlement is based on the callings which are successfully made and are successfully collected by the billing system of Party A. The information fees for services based on the number of SMS incur only when SMS successfully is received by the users. The information fees for monthly settling business incur when the user subscribe such service and the user successfully uses such services in that month.

6.	The information fees settled do not include the following:
(1)	Churned user fee (including pre-cancellation of cell phone number);
(2)	Suspended user fee;
(3)	Silent user fee;
(4)	Average higher single SMS fee; and
(5)	Refunded fee (double).
7.	Party A will provide the settlement bill of the previous month to Party B through SIMS system by the 15th day of each month. Both Parties shall check and confirm the total information fees incurring from the 1st day to the last day of the previous month. Party B shall give a feedback regarding the bill checking within ten (10) days. If there is no feedback from Party B during such ten (10) days, it will be deemed that the settlement bill is correct.

8.	If the settlement balance on Party B is a positive number, then regardless of whether Party B holds any objection to the settlement statement of the previous month, Party B shall issue Party A an invoice by the 18th day of each month (subject to the time Party B delivers it to the place designated by Party A), and Party A shall make payment of the information fees payable to Party B in the amount of the invoice amount after receiving Party B’s official invoice by the 18th day of such month. No matter the Parties complete the checking of the settlement statement or not, the Parties shall proceed with settlement according to the amounts specified on the settlement statement, and overpaid or less paid amount shall be refunded or made up in next or future settlements.

9.	If the settlement balance on Party is a negative number, then regardless of whether Party B holds any objection to the settlement statement of the previous month, Party B shall pay the amount owed to Party A be the 25th day of each month. Party A shall issues the invoice to Party B after receiving the payment from Party B. No matter the

Parties complete the checking of the settlement statement or not, the Parties shall proceed with settlement according to the amounts specified on the settlement statement, and overpaid or less paid amount shall be refunded or made up in next or future settlements.

10.	When Party B receives the settlement statement on the 15th day of each month, if after eliminating the churned user fee (including pre-cancellation of cell phone number), the suspended user fee, the silent user fee, the average higher single SMS fee, and the refunded fee (double), the difference between the GSM user’s fee and the customization relationship is above *, a checking request may be raised by Party B; before 25th day of each month, for GoTone users bills, if the difference with subscription is greater than *, Party B can start to request the verification of accounts; for EasyOwn users and Mzone users, if the difference between the bill and that from user subscriptions is greater than the successful billing ratio, Party B can start to request the verification of accounts, otherwise it will subject to Party A’s data. If any objection arises, the Parties shall clarify the reason for such objection, and find out the solution through negotiations.

4	CUSTOMER SERVICES
1.	Party B shall make sure that the Monternet SMS is the SMS subscribed or customized by the users. Party B shall guarantee that the content of the sent out SMS is healthy and legal. Party A has the right to supervise and examine the content of Party B’s SMS, and strengthen the management on the content of SMS provided by Party B. See the Appendix I hereto for details about the Administrative Measures.

2.	Party B shall warrant that the users will fully understand the basic information about the Monternet SMS business, which mainly include the service charge, calculation method, SMS sending frequency, way of use, and main content of SMS, etc..

3.	Party B shall have 7*24 operating hot line (fixed) and cell phone for customer services provision. The fixed phone number should not be an extension number. And the cell phone can never be switched off or on which call forwarding function is set. The customer service number shall be recorded with Party A, and should not be changed without giving an advance notice to Party A. Party B shall inform the customers of the customer service numbers on its website or public publicity.

4.	Party B shall be responsible for handling the consulting regarding the application services or content provided by Party B, inquiry about fees, or complaint from the users, and provide customer services in connection with the claimant or complaint regarding the telecom network’s problems. Party B shall assist Party A in solving the

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

consulting regarding the application services or content provided by Party B, inquiry about fees, or complaint from the users accepted by Party A’s customer service department. Party B shall arrange the well trained customer service staff to handle the consulting and complaint from the users, and solve the complaints from the users within the provided time limit, and provide corresponding replies.

5.	In the course of cooperation, if a large number of complaints arise due to Party B’s sub-standard service quality, Party A has the right to temporarily suspend the cooperation with Party B. Party A has the right to claim from Party B a certain amount of customer service cost if the consequence is serious. Such amount of customer service cost shall be calculated by Party A according to the actual circumstances and Party A shall inform Party B of the calculation method.

5	INFORMATION SECURITY
1.	Party B shall ensure that all business content is in strict conformity with the Administrative Measures on Internet Information Services” and other relevant state laws and regulations. Do not produce, copy, publish, disseminate information containing pornography or other illegal information contrary to public morality, or vulgar content which leads to physical and mental damage to young people.

2.	Party B shall ensure that the business of the company comply with China Mobile’s related regulations on the prohibition of any form of paid services. Do not use Monternet to charge any fees except those collected through the use of Monternet, including but not limited to the collection of movies, songs download fees.

3.	Party B undertakes to ensure the compliance of China Mobile’s related regulations on Channel Promotion in the process of promoting the collaborative business:

to ensure that the Company’s business, marketing channels do not contain pornography and other illegal or vulgar content;

to prohibit the use of advertisement network or other third parties to promote the collaborative business; and

to prohibit the promotion or guidance among uses to register the collaborative business through other wap sites other than Monternet.

6	CONFIDENTIALITY
1.	For the purpose of this Agreement, “Proprietary Information” refers to those information developed, created or discovered by the Disclosing Party, or known to the Disclosing Party, or transferred to the Disclosing Party, and commercially valuable to the Disclosing Party’s business, which is obtained by one Party from the other Party (“Disclosing Party”) in the course of joint cooperation. The Proprietary Information include, without limitation, business secrets, computer programs, design technologies, ideas, know-how, process, data, business and product development plans, customer information and any other information relating to the Disclosing Party’s business, and any confidential information received by such Disclosing Party from the other parties. Both Parties understand that the Disclosing Party owns or will own the Proprietary Information which is significant to the Disclosing Party. The cooperation between the Parties constitutes the obligations of both Parties with respect to keeping the Proprietary Information confidential.
2.	Without prior written consent from the Disclosing Party, the other Party shall keep any Proprietary Information confidential, and may not use or disclose such Proprietary Information to any other person or entity, unless required by performance of the obligations hereunder.

3.	Both Parties shall keep confidential the joint cooperation set forth herein as well as the content of this Agreement. Without the other Party’s prior written consent, the other Party may not disclose of the content of the cooperation agreement and related content to any third party.

4.	This confidentiality section survives the termination of this Agreement and remains effective perpetually.

7	DISCLAIMER
Neither Party shall be held liable for its failure in performance of partial or whole obligations hereunder due to the effect of any force majeure event; provided, however, that the affected Party or Parties shall inform the other Party of the force majeure event within ten (10) business days following the occurrence of such force majeure event and provide related evidence. Upon elimination of the effect of such force majeure event, the affected Party or Parties shall continue performance of this Agreement upon negotiations between the Parties.

8	BREACH LIABILITIES
1.	Either Party failing in performance of any term of this Agreement or any Appendix hereto shall be deemed as breach of this Agreement

2.	If one Party receives the other Party’s notice through SIMS system or written notice specifying such Party’s breach, and such breach does exist through such Party’s confirmation, then such Party shall correct its breach and give written notice to the other party within ten (10) business days following the receipt of aforesaid breach notice. If either Party believes that the breach does not exist, the Party shall raise its objection or provide explanation in writing to the Party within ten (10) business days. Under such circumstance, the Parties should negotiate with each other regarding the issue and, if negotiations fail, the dispute resolution terms hereof shall be referred to.

3.	If either Party’s default causes the other Party to suffer from any adverse social impact or economic losses, the non-breaching Party is entitled to require the breaching Party to eliminate such impact and assume such economic losses so caused to the non-breaching Party, and the non-breaching Party is entitled to claim the breaching Party’s civil liabilities.

9	DISPUTE RESOLUTION
Any dispute arising from the performance of this Agreement shall be resolved by the Parties through friendly negotiations, and if negotiations fail, either Party may submit such dispute to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitral award is final and binding upon both Parties.

10	EFFECTIVENESS, AMENDMENT, RENEWAL AND TERMINATION
1.	This Agreement becomes effective on and from May 20, 2010 and expires on May 19 , 2011. Once this Agreement becomes effective, the prior agreement automatically terminates. If neither parties makes a 30-days prior written notice to terminate this Agreement before the expiration date, then this Agreement will be automatically renewed for a six (6)-month term, for unlimited times. If either party makes a 30-days prior written notice before the expiration date of the original or renewal term, this Agreement will terminate upon expiration, though it till has legal effect until all parties have completely performed their obligations under this Agreement and all outstanding payments and claims have been paid off.

2.	If Party B withdraws from the cooperation pursuant to the Monternet Cooperation Administrative Measures, the cooperation between the Parties will terminate and this Agreement will terminate accordingly.

5.	This Agreement is made in four (4) original copies, Party A holding three (3) copies and Party B holding one (1) copy. Each original copy has the same legal effect.

6.	The appendices hereto is an integral part of this Agreement, have the same legal effect with this Agreement. In case of any inconsistency between the appendices hereto and this Agreement, this Agreement shall prevail.

7.	During the term hereof, this Agreement may be amended or rescinded by the Parties through friendly negotiations. In the event that either Party desires to amend or rescind this Agreement, such Party shall give a written notice to the other Party in advance of thirty (30) days. Either Party unilaterally rescinding this Agreement shall indemnify the other Party for all the losses so incurred by it, unless the other Party has committed default in advance.

8.	Either Party directly or indirectly breaching any provision hereof, or failing in performance, or timely or fully performance of any of its obligations hereunder shall be deemed have breached this Agreement. The non-breaching Party has the right to require the breaching Party by sending written notice, to cure its default, and take sufficient, effective and timely measures to eliminate the consequences of default, and indemnify the non-breaching Party all the losses so incurred by it. If the breaching Party does not cure its default within ten (10) days following the receipt of above notice, the non-breaching Party has the right to unilaterally terminate this Agreement by giving a SIMS notice or written notice, and claim against the breaching Party for its default liabilities.
Party A: (Official company seal)
Party B: (Official company seal)

Appendix: Anti-Corrupt Agreement
In order to encourage and protect fair market competition in the commercial activities, ensure the good faith, anti-corrupt, highly effectiveness and mutual benefits of both Parties, the Parties hereby agree upon as the follows:
1.	In the course of cooperation, the Parties shall abide by the laws and regulations of the State, and develop all the commercial transaction activities in accordance with the Anti-Unfair Competition Law of the PRC, the Bidding Law of the PRC, and the Interim Provisions on Banning Commercial Bribery, and other related laws and regulations.

2.	The principles of openness, fairness, justice, honesty shall be applied to bidding parties confirmation, bidding activities, bid opening, and bid evaluation. Party A’s inspection department or designated staff shall supervise the whole bidding project, and shall diligently review and handle the complaint from Party B, and provide a timely reply.

3.	Either Party’s employees or relatives thereof should not accept any cash, valuable properties, valuable securities provided by the other Party, should not require or accept any financial support to it for house construction or decoration, wedding or funeral, or overseas traveling or education from the other Party, or introduce its relatives or friends to be engaged in any business activities related to the cooperation between the Parties, or receive any commission, or attend any luxurious entertainment, keeping-fit, or traveling activities which may adversely influence its fair implementation of corporate activities, or claim personal expenses.

4.	Both Parties’ staff should not conduct any private discussions or reach any covenant or arrangement regarding supply, change in quantity of raw material, or materials quality for purpose of obtaining personal benefits.

5.	Party B should not subcontract any engineering project (including construction, maintenance, supervision, design or system integration) to any third party without obtaining Party A’s express consent.

6.	Neither Party should conduct any activity in violation of commercial moral, normal competition order, or destroying reputations of both Parties, or conspire with bid inviting party or other bidding parties, or disclose the other Party’s confidential information, or prohibit the fair competition from other competitors, or make settlement or tender price or commercial quotation.

7.	In the event that any violation of above mentioned provisions or commercial moral or market order is discovered, such cooperative project or similar project shall be terminated immediately.

8.	If either Party realizes that the other Party’s staff accepts a bribe, or being fraudulent, or abuse power, or conduct any negligence, either Party is obligated to report such matter to the other Party’s supervision department.

9.	This agreement is an integral part of this Agreement, and a seal on the perforation is affixed hereto and this Agreement.
Party A’s Supervision Department and Complaint Acceptance:
Tel: 65546699-82576
Email: jubao@bj.chinamobile.com
Party B’s Complaint Acceptance:
Tel: 85655555
Email: linbo@netqin.com